Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 4: SC Fundamental Value Fund, L.P.

Date of Earliest Transaction Required to be Reported: 8/2/2019

Issuer Name and Ticker Symbol: Texas Mineral Resources Corp. (TMRC)

Names:	SC Fundamental Value Fund, L.P., SC Fund Management LLC Profit Sharing Plan, Edward A. Collery, Peter M. Collery, SC Fundamental, LLC, Neil H. Koffler, John T. Bird and David H. Hurwitz

Address:	SC Fundamental Value Fund, L.P.
747 Third Avenue, 27th Floor
New York, NY 10017

Signatures:

The undersigned, SC Fundamental Value Fund, L.P., SC Fundamental, LLC, SC Fund Management LLC Profit Sharing Plan, John T. Bird, David H. Hurwitz, Edward A. Collery, Peter M. Collery and Neil H. Koffler, are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with respect to the beneficial ownership of securities of Texas Mineral Resources Corp.

SC FUNDAMENTAL VALUE FUND, LP

By: SC FUNDAMENTAL, LLC, its general partner

By: /s/ Neil H. Koffler

Neil H. Koffler, Vice President of SC Fundamental, LLC, its General Partner

SC FUND MANAGEMENT LLC PROFIT SHARING PLAN

By: /s/ Peter Collery, its trustee

Peter Collery, Trustee

SC FUNDAMENTAL, LLC

By: /s/ Neil H. Koffler

Neil H. Koffler, Vice President

JOHN T. BIRD

By: /s/ John T. Bird

John T. Bird

DAVID H. HURWITZ

By: /s/ David H. Hurwitz

David H. Hurwitz

EDWARD A. COLLERY

By: /s/ Edward A. Collery

Edward Collery

PETER M. COLLERY

By: /s/ Peter M. Collery

Peter M. Collery

NEIL H. KOFFLER

By: /s/ Neil H. Koffler

Neil H. Koffler